UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 28, 2018

CATCHMARK TIMBER TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2325
Atlanta, Georgia 30328
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (855) 858-9794

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01    Completion of Acquisition or Disposition of Assets
On August 28, 2018, CatchMark Timber Trust, Inc. (the “Company”) completed its purchase of approximately 18,063 acres of prime Oregon timberlands (the “Bandon Property”) from funds managed by Forest Investment Associates for approximately $88.8 million, exclusive of closing costs and payments totaling $0.9 million made by the Company to extend the terms of its purchase options agreements. The Bandon Property is situated within the Douglas fir/western hemlock zone between the Coos Bay market and Roseburg mills approximately 150 miles southwest of Portland. The Company funded the acquisition with a combination of cash on hand and borrowing under the Company's amended credit facility.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 28, 2018, the Company borrowed $89 million under its multi-draw term loan facility to fund the acquisition of the Bandon Property. For information regarding the terms and conditions of the multi-draw term loan facility, see Item 1.01 Entry Into a Material Definitive Agreement of the Company's Current Report on Form 8-K filed on August 24, 2018 and Note 5 - Notes Payable and Lines of Credit to the Company's consolidated financial statements in Part I, Item 1 of its Quarterly Report on Form 10-Q filed on August 2, 2018, which information is incorporated by reference herein.

Item 7.01    Regulation FD Disclosure

On August 30, 2018, the Company issued a press release regarding the acquisition of the Bandon Property. A copy of the press release is furnished with this report as Exhibit 99.1 and incorporated by reference herein.

Item 9.01            Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date: August 30, 2018	By:	/s/ BRIAN M. DAVIS
Brian M. Davis Senior Vice President and Chief Financial Officer